UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2011
PANERA BREAD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3630 South Geyer Road, Suite 100 St. Louis, MO	63127

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 314-984-1000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On February 22, the Circuit Court of St. Louis, Missouri (the “Court”) entered an order preliminarily approving the proposed settlement of a shareholder derivative action pending on behalf of Panera Bread Company (the “Company”), captioned Paschetto v. Shaich, et al., Case No. 08-SL-CC00805, and providing for notice of the settlement.
The plaintiff’s complaint, filed in 2008, brought derivative claims on behalf of the Company alleging, among other things, breach of fiduciary duty against certain officers and directors in connection with certain of the Company’s public statements between November 2005 and July 2006 that the plaintiff asserted had improperly overstated the Company’s expected growth and business prospects.
The individual defendants have denied liability and wrongdoing of any kind with respect to the claims made in the derivative suit and make no admission of any wrongdoing in connection with the proposed settlement.
The proposed settlement is conditioned upon final approval by the Court.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit No.	Description
99.1	Notice of Pendency and Proposed Settlement of Derivative Action

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY
Date: March 3, 2011	By:	/s/ Jeffrey W. Kip
		Name:	Jeffrey W. Kip
		Title:	Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice of Pendency and Proposed Settlement of Derivative Action